Exhibit 99.1

Clene Nanomedicine, Inc. to go Public through Merger with Tottenham Acquisition I Limited

Combined Company Expected to Trade on the NASDAQ Post-closing under a New Ticker

•	Clene is a clinical-stage biopharmaceutical company developing the first potential therapeutic nanocatalyst, CNM-Au8, for treatment of neurodegenerative diseases with a Phase 3 study underway in amyotrophic lateral sclerosis (ALS), and concurrent Phase 2 clinical programs ongoing for the neuroreparative treatment of multiple sclerosis, Parkinson’s disease, and ALS.

•	Clene is presently launching two additional Phase 2 COVID-19 studies with a second nanotherapeutic asset, CNM-ZnAg, in Brazil and Russia.

•	Clene is valued at $542.5 million in the proposed merger. Assuming no shareholder redemption, the combined company will receive cash of $25 million from Tottenham’s trust account.

New York, NY — September 2, 2020 — Tottenham Acquisition I Limited (“Tottenham”) (NASDAQ: TOTA, TOTAU, TOTAW, TOTAR), a special purpose acquisition company, today announced that it has entered into a definitive merger agreement (the “Merger Agreement”) for a business combination with Clene Nanomedicine, Inc. (“Clene”), a clinical-stage biopharmaceutical company developing a potential therapeutic nanocatalyst for the treatment of neurodegenerative diseases in addition to a nanotechnology based-therapy with antiviral applications. Subject to Tottenham shareholder approval and upon consummation of the transaction contemplated by the Merger Agreement, (i) Tottenham will reincorporate to the state of Delaware by merging with and into Chelsea Worldwide Inc., a Delaware company and wholly owned subsidiary of Tottenham (“Chelsea Worldwide”), (ii) concurrently with the reincorporation merger, a wholly owned subsidiary of Chelsea Worldwide will be merged with and into Clene, resulting in Clene being a wholly owned subsidiary of Chelsea Worldwide, and (iii) Chelsea Worldwide will be renamed Clene Inc. Upon the closing of the transactions, Clene Inc. will be NASDAQ-listed under a new ticker symbol.

Clene Nanomedicine, Inc. is an innovative clinical-stage biopharmaceutical company focused on the development of potentially first-in-class nanocatalysts for the treatment of bioenergetic failure associated with neurodegenerative diseases. Clene has created a novel nanotechnology drug platform for the development of a new class of orally-administered neurotherapeutic drugs. Clene’s lead asset, CNM-Au8, is an orally administered therapeutic under investigation for the neurorepair of various neurodegenerative diseases including multiple sclerosis, Parkinson’s disease, and ALS, with one Phase 3 trial multiple Phase 2 clinical studies ongoing. Clene is also pursuing development of an ionic zinc-silver solution, CNM-ZnAg, for broad-based anti-viral and anti-microbial use, including the treatment of COVID-19. Two planned Phase 2 studies will test CNM-ZnAg efficacy in Brazil and Russia. There is not yet sufficient data to determine the efficacy of any of our drug candidates and their potential therapeutic applications.

Clene’s current management team will continue running the combined company after the transaction.

“Clene is excited to partner with Tottenham in the creation of shareholder value. By creating the world’s first public pure-play nanotherapeutic company, Clene is especially honored to bring forward the first neuroreparative therapy candidate to potentially improve neurological function across multiple sclerosis, Parkinson’s disease, ALS, and many other neurological diseases with Clene’s lead asset, CNM-Au8. Bioenergetic failure is a common element of many neurodegenerative diseases that we hope will soon be treated successfully with CNM-Au8. The combined company will also enable further clinical investigation of its second key asset, CNM-ZnAg, in two newly launched studies for the treatment of COVID-19,” said Rob Etherington, President and CEO of Clene.

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“Ever since the inception of Tottenham, our goal has always been to enable the foundation of a successful public company via a merger, instead of merely completing one. During these times we have been holding ourselves firmly to that standard while diligently and patiently looking for the best target company to merge with. We are extremely proud and honored to become associated with Clene, a company with a top-notch management team that we believe will be as successful in creating sustainable shareholder value as they have been in developing an innovative bioenergetic therapeutic approach for the potential treatment of neurodegenerative diseases that has the potential to impact millions of lives,” said Jason Ma, Chairman and CEO of Tottenham. “We are thrilled to be a part of this exciting merger and we look forward to working closely together to complete the transaction.”

Key Transaction Terms

Under the terms of the Merger Agreement, Tottenham’s wholly owned subsidiary, Chelsea Worldwide, will acquire Clene and be renamed as Clene Inc., resulting in Clene Inc. becoming a listed company on the Nasdaq Capital Market. At the effective time of the transactions, Clene’s shareholders and management will receive approximately 54.25 million shares of Chelsea Worldwide’s common stock. In addition, Clene shareholders will be entitled to receive earn-out consideration of up to an additional 8,333,333 shares of Clene Inc.’s common stock, subject to Clene Inc. achieving certain share price thresholds prior to certain future dates or meeting certain Covid-19 clinical trial targets, as set forth in the Merger Agreement.

LifeSci Capital LLC and Chardan Capital Markets, LLC are acting as an M&A and financial advisors to the parties in this transaction. Loeb & Loeb LLP is acting as legal advisor to Tottenham. Kirkland & Ellis LLP and Stoel Rives LLP, Clene’s local counsel, are acting as the legal advisors to Clene.

The description of the transaction contained herein is a summary only and is qualified in its entirety by reference to the Merger Agreement relating to the transaction, a copy of which will be filed by Tottenham with the SEC as an exhibit to a Current Report on Form 8-K.

About Clene

Clene Nanomedicine, Inc. is a privately held, clinical-stage biopharmaceutical company focused on the development of unique therapeutic candidates for neurodegenerative diseases. Clene has innovated a novel nanotechnology drug platform for the development of a new class of orally-administered neurotherapeutic drugs. Clene has also advanced into the clinic an aqueous solution of ionic zinc and silver for anti-viral and anti-microbial uses.  Founded in 2013, the company is based in Salt Lake City, Utah with R&D and manufacturing operations located in North East, Maryland. For more information, please visit www.clene.com.

About Tottenham Acquisition I Limited

Tottenham Acquisition I Limited is a blank check company formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities. Tottenham’s efforts to identify a prospective target business were not limited to a particular industry or geographic region, although the company initially focused on operating businesses in the TMT (Technology, Media, Telecom), education, e-commerce, health-care and consumer goods industries with primary operations in Asia (with an emphasis in China).

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Forward-Looking Statements

This press release contains, and certain oral statements made by representatives of Tottenham, Clene, and their respective affiliates, from time to time may contain, "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Tottenham's and Clene's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "might" and "continues," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Tottenham's and Clene's expectations with respect to future performance and anticipated financial impacts of the business combination, the satisfaction of the closing conditions to the business combination and the timing of the completion of the business combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside the control of Tottenham or Clene and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement relating to the proposed business combination; (2) the outcome of any legal proceedings that may be instituted against Tottenham or Clene following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability to complete the business combination, including due to failure to obtain approval of the shareholders of Tottenham or other conditions to closing in the Merger Agreement; (4) delays in obtaining or the inability to obtain necessary regulatory approvals (including approval from regulators, as applicable) required to complete the transactions contemplated by the Merger Agreement; (5) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the transaction to fail to close; (6) the inability to obtain or maintain the listing of the post-acquisition company's ordinary shares on NASDAQ following the business combination; (7) the risk that the business combination disrupts current plans and operations as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) the possibility that Clene or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties to be identified in the Form S-4 filed by Chelsea Worldwide (when available) relating to the business combination, including those under "Risk Factors" therein, and in other filings with the Securities and Exchange Commission (“SEC”) made by Tottenham and Clene. Tottenham and Clene caution that the foregoing list of factors is neither exclusive nor exhaustive. Tottenham and Clene caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither Tottenham or Clene undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, subject to applicable law. The information contained in any website referenced herein is not, and shall not be deemed to be, part of or incorporated into this press release.

Important Information

Chelsea Worldwide Inc. ("Chelsea Worldwide"), Tottenham Acquisition I Limited ("Tottenham"), and their respective directors, executive officers and employees and other persons may be deemed to be participants in the solicitation of proxies from the holders of Tottenham ordinary shares in respect of the proposed transaction described herein. Information about Tottenham's directors and executive officers and their ownership of Tottenham's ordinary shares is set forth in Tottenham's Annual Report on Form 10-K filed with the SEC, as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of such filing. Other information regarding the interests of the participants in the proxy solicitation will be included in the Form S-4 pertaining to the proposed transaction when it becomes available. These documents can be obtained free of charge from the sources indicated below.

In connection with the transaction described herein, Chelsea Worldwide will file relevant materials with the SEC including a Registration Statement on Form S-4. Promptly after the registration statement is declared effective, Tottenham will mail the proxy statement/consent solicitation/prospectus and a proxy card to each stockholder entitled to vote at the special meeting relating to the transaction. INVESTORS AND SECURITY HOLDERS OF TOTTENHAM ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT TOTTENHAM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TOTTENHAM, CLENE AND THE TRANSACTION. The proxy statement/consent solicitation/prospectus and other relevant materials in connection with the transaction (when they become available), and any other documents filed by Tottenham with the SEC, may be obtained free of charge at the SEC's website (www.sec.gov).

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Jason Ma

Chief Executive Officer and Chairman

Tottenham Acquisition I Limited

Tel: +852 3998 4852

Rob Etherington

Chief Executive Officer and President

Clene Nanomedicine, Inc.

Tel: +1 801 676 9695

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